EXHIBIT 11
                           U.S. GLOBAL INVESTORS, INC.
                SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE


                                                       NINE MONTHS ENDED             THREE MONTHS ENDED
                                                            MARCH 31,                     MARCH 31,
                                                      1997            1996          1997            1996
                                                   -----------    -----------    ------------    -----------
Net earnings ..................................    $   578,206    $ 1,581,804    ($  133,377)    $   431,192
                                                   ===========    ===========    ============    ===========

PRIMARY
Weighted average number shares
    outstanding during the period .............      6,555,195      6,542,625      6,529,301       6,560,728

Add:
    Common stock equivalent shares
        (determined using the
        "treasury stock" method)
        representing shares issuable
        upon exercise of common stock
        warrants ..............................           --             --             --              --
    Common stock equivalent shares
        (determined using the
        "treasury stock" method)
        representing shares issuable
        upon exercise of common
        stock options .........................         30,095         32,301         30,095          32,301
                                                   -----------    -----------    -----------     -----------
    Weighted average number of shares
        used in calculation of primary
        earnings per share ....................      6,585,290      6,574,926      6,559,396       6,593,029
                                                   ===========    ===========    ===========     ===========

Primary earnings (loss) per share
    Net Earnings Per Share ....................    $      0.09    $      0.24    $     (0.02)   $       0.07
                                                   ===========    ===========    ============    ===========


FULLY DILUTED
Weighted average number of shares
    outstanding during the period .............      6,555,195      6,542,625      6,529,301       6,560,728

Add:
    Common stock equivalent shares
        (determined using the
        "treasury stock" method)
        representing shares issuable
        upon exercise of common stock
        warrants ..............................           --             --             --              --
    Common stock equivalent shares
        (determined using the "treasury
        stock" method) representing
        shares issuable upon exercise
        of common stock options ...............         30,095         32,301         30,095          32,301
                                                   -----------    -----------    -----------     -----------
    Weighted average number of shares
        used in calculation of fully
        diluted earnings, per share ...........      6,585,290      6,574,926      6,559,396       6,593,029
                                                   ===========    ===========    ===========     ===========

Fully diluted earnings (loss) per share
    Net Earnings Per Share ....................    $      0.09    $      0.24    $      (0.02)   $      0.07
                                                   ===========    ===========    ============    ===========

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